SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:

/ /  Preliminary proxy statement

/ /  Definitive proxy statement

/ /  Definitive additional materials

/X/  Soliciting material pursuant to Rule 14a-11 or Rule 14a-12
                             KEMPER CORPORATION
__________________________________________________________________
              (Name of Registrant as Specified in Its Charter)
                             KEMPER CORPORATION
__________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1)  Title of each class of securities to which transaction applies:
___________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

___________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

___________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

___________________________________________________________________

  1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

___________________________________________________________________

(2)  Form, schedule or registration statement no.:

___________________________________________________________________

(3)  Filing party:

___________________________________________________________________

(4)  Date filed:

___________________________________________________________________

/X/ Filing fee of $500 was previously paid in two payments on March 24, 1994 and March 28, 1994, the latter date when the Preliminary Proxy Statement was filed.

                                           April 12, 1994




Dear Kemper Stockholder:

You may be receiving material from General Electric Capital Corporation ("GECC"), which is seeking to replace four of your company's Directors with its hand-picked nominees. As you may know, GECC recently proposed to acquire your company for $55 per share, a price that was determined to be inadequate by Goldman, Sachs & Co., Kemper's financial advisor, and unanimously rejected as inadequate by your Board of Directors.

We are currently mailing to you Kemper's proxy materials, which include more complete information as to why we believe GECC's proposal is not in your best interests. We urge you not to return any blue proxy card that you may receive from GECC.

Very truly yours,



Kemper Corporation